                                                                    EXHIBIT 4.20

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

          THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment"), is
                                                                 ---------
entered into as of January 30, 2002, by and among Industrial Container Services, LLC, a Delaware limited liability company ("ICS") (the "Buyer") on the one hand,
                                            ---         -----
and IFCO Systems N.V., a Netherlands limited liability company ("IFCO"), IFCO
                                                                 ----
Systems North America, Inc., a Delaware corporation ("ISNA"), IFCO Industrial
                                                      ----
Container Systems Holding Company, a Delaware corporation ("IICSH"), IFCO ICS -
                                                            -----
Chicago, Inc., an Illinois corporation ("IFCO Chicago"), IFCO ICS - Miami, Inc.,
                                         ------------
a Delaware corporation ("IFCO Miami"), IFCO ICS - North Carolina, Inc., a
                         ----------
Delaware corporation ("IFCO North Carolina"), IFCO ICS - Minnesota Inc., a
                       -------------------
Minnesota corporation ("IFCO Minnesota"), Container Resources Corporation, a
                        --------------
Minnesota corporation ("Container"), IFCO ICS - Washington, Inc., a Delaware
                        ---------
corporation ("IFCO Washington"), IFCO ICS - California, Inc., a Delaware
              ---------------
corporation ("IFCO California"), IFCO ICS - Florida, Inc., a Florida corporation
              ---------------
("IFCO Florida"), Environmental Recyclers of Colorado, Inc., a Colorado
  ------------
corporation ("Recyclers"), IFCO ICS - Illinois, Inc., an Illinois corporation
              ---------
("IFCO Illinois"), PalEx Kansas, Inc., a Delaware corporation ("PalEx Kansas"),
  -------------                                                 ------------
IFCO ICS - Georgia, Inc., a Florida corporation ("IFCO Georgia"), IFCO ICS -
                                                  ------------
Michigan, Inc., a Michigan corporation ("IFCO Michigan"), IFCO ICS - South
                                         -------------
Carolina, Inc., a Delaware corporation ("IFCO South Carolina") and IFCO ICS -
                                         -------------------
L.L.C., a Colorado limited liability company ("IFCO L.L.C."), on the other hand.
                                               ----------
Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Asset Purchase Agreement (defined below).

          WHEREAS, the parties to this Amendment entered into that certain Asset Purchase Agreement, dated as of November 21, 2001 (the "Asset Purchase
                                                        --------------
Agreement"); and
---------

          WHEREAS, the parties hereto desire to amend the Asset Purchase Agreement in accordance with Section 11.3 thereof by entering into this
                             ------------
Amendment as set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

          1. Section 5.1. Section 5.1 of the Asset Purchase Agreement is hereby
             -----------  -----------
amended to read in its entirety as follows:

          "5.1. Reasons for Termination. This Agreement may be terminated before
                -----------------------
the Closing:

               (a) By Mutual Consent. By the mutual written consent of the
                   -----------------
          parties.

          (b) By Buyer. By Buyer if any Parent or Seller commits any material
              --------
Breach of this Agreement, which Breach (i) would give rise to the failure of a condition set forth in Section 3.1 (Joint Conditions) or Section 3.2 (Buyer's Conditions) and (ii) is incapable of being cured by any Parent or Seller or, if capable of being cured, is not cured by March 2, 2002 (provided that Buyer is then not itself in willful and material Breach of this Agreement).

     As used herein, the term "Breach" means any breach of, or any inaccuracy
                               ------
in, any representation or warranty or any breach of, or failure to perform or comply with any covenant or obligation, in or of this Agreement, any Related Agreement or any other contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

          (c) By Parents and Sellers. By Parents and Sellers if Buyer commits
              ----------------------
any material Breach of this Agreement, which Breach (i) would give rise to the failure of a condition set forth in Section 3.1 (Joint Conditions) or Section
3.3 (Parents' and Sellers' Conditions) and (ii) is incapable of being cured by Buyer or, if capable of being cured, is not cured by March 2, 2002 (provided that none of the Parents or Sellers is itself then in willful and material Breach of this Agreement).

          (d) Drop-Dead Date. By Buyer, or by Parents and Sellers acting
              --------------
jointly, if the Closing shall not have occurred by March 2, 2002; provided,
                                                                  --------
however, such date shall be extended by the number of days, if any, necessary to
-------
respond to a second request for information under the HSR Act; provided,
                                                               --------
further, that the failure to close prior to such date is not the result of a
-------
material Breach of this Agreement by the terminating party."

     2.   Asset Purchase Agreement. All other forms and provisions of the Asset
          ------------------------
Purchase Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

     3.   No Waiver. In furtherance of Section 11.3 of the Asset Purchase
          ---------                    ------------
Agreement, nothing in this Amendment is, and nothing herein shall be deemed to be, a waiver of any provision of the Asset Purchase Agreement or of any right of any party under the Asset Purchase Agreement, including without limitation any right or obligation of any party in respect of any Breach that may have existed on, prior to or after the date of this Amendment.

                                  * * * * * * *

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment on the date first written above.

                        INDUSTRIAL CONTAINER SERVICES, LLC


                        By: /s/ Philip M. Freeman
                           -------------------------------------------------
                        Printed Name: Philip M. Freeman
                                     ---------------------------------------
                        Title: Vice President & Secretary
                              ----------------------------------------------


                        IFCO SYSTEMS N.V.


                        By: /s/ Karl Pohler
                           -------------------------------------------------
                        Printed Name: Karl Pohler
                                     ---------------------------------------
                        Title: CEO
                              ----------------------------------------------


                        IFCO SYSTEMS NORTH AMERICA, INC.


                        By: /s/ Jim Griffin
                           -------------------------------------------------
                        Printed Name: Jim Griffin
                                     ---------------------------------------
                        Title: CEO
                              ----------------------------------------------


                        IFCO INDUSTRIAL CONTAINER SYSTEMS HOLDING COMPANY


                        By: /s/ Calvin Lee
                           -------------------------------------------------
                        Printed Name: Calvin Lee
                                     ---------------------------------------
                        Title: President
                              ----------------------------------------------


                        IFCO ICS - CHICAGO, INC.


                        By: /s/ Calvin Lee
                           -------------------------------------------------
                        Printed Name: Calvin Lee
                                     ---------------------------------------
                        Title: President
                              ----------------------------------------------

                             IFCO ICS - MIAMI, INC.


                             By: /s/ Calvin Lee
                                ------------------------------------------------
                             Printed Name: Calvin Lee
                                          --------------------------------------
                             Title: President
                                   ---------------------------------------------

                             IFCO ICS - NORTH CAROLINA, INC


                             By: /s/ Calvin Lee
                                ------------------------------------------------
                             Printed Name: Calvin Lee
                                          --------------------------------------
                             Title: President
                                   ---------------------------------------------


                             IFCO ICS - MINNESOTA, INC.


                             By: /s/ Calvin Lee
                                ------------------------------------------------
                             Printed Name: Calvin Lee
                                          --------------------------------------
                             Title: President
                                   ---------------------------------------------


                             CONTAINER RESOURCES CORPORATION


                             By: /s/ Calvin Lee
                                ------------------------------------------------
                             Printed Name: Calvin Lee
                                          --------------------------------------
                             Title: President
                                   ---------------------------------------------


                             IFCO ICS - WASHINGTON, INC.


                             By: /s/ Calvin Lee
                                ------------------------------------------------
                             Printed Name: Calvin Lee
                                          --------------------------------------
                             Title: President
                                   ---------------------------------------------

                                    IFCO ICS - CALIFORNIA, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title: President
                                          --------------------------------------


                                    IFCO ICS - FLORIDA, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title: President
                                          --------------------------------------


                                    ENVIRONMENTAL RECYCLERS OF COLORADO, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title: President
                                          --------------------------------------


                                    IFCO ICS - ILLINOIS, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title: President
                                          --------------------------------------


                                    PALEX KANSAS, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title: President
                                          --------------------------------------

                                        IFCO ICS - GEORGIA, INC.


                                        By: /s/ Calvin Lee
                                           -------------------------------------
                                        Printed Name: Calvin Lee
                                                     ---------------------------
                                        Title: President
                                              ----------------------------------


                                        IFCO ICS - MICHIGAN, INC.


                                        By: /s/ Calvin Lee
                                           -------------------------------------
                                        Printed Name: Calvin Lee
                                                     ---------------------------
                                        Title: President
                                              ----------------------------------


                                        IFCO ICS - SOUTH CAROLINA, INC.


                                        By: /s/ Calvin Lee
                                           -------------------------------------
                                        Printed Name: Calvin Lee
                                                     ---------------------------
                                        Title: President
                                              ----------------------------------


                                        IFCO ICS - L.L.C.


                                        By: /s/ Calvin Lee
                                           -------------------------------------
                                        Printed Name: Calvin Lee
                                                     ---------------------------
                                        Title: President
                                              ----------------------------------